                        PLAN AND AGREEMENT OF MERGER

                                     of

                             ALBARA CORPORATION

                            LEAPFROG MERGER, INC.

                                    and

                        LEAPFROG SMART PRODUCTS, INC.

                      Dated hereof as October 22, 1999


                        PLAN AND AGREEMENT OF MERGER


This PLAN AND AGREEMENT OF MERGER, dated hereof as October 21, 1999, by and among Albara Corporation, a Colorado corporation ("ALBARA"), Leapfrog Merger, Inc., a Florida corporation and wholly-owned subsidiary of ALBARA ("Albara Subsidiary" or "Merger Surviving Corporation") and Leapfrog Smart Products, Inc., a Florida corporation ("LEAPFROG"), and Real Provencher ("Provencher"), who joins in the execution of this Agreement for the limited purpose of making certain covenants regarding the transaction contemplated herein. Albara Subsidiary and LEAPFROG are hereinafter collectively referred to as the "LEAPFROG Merging Corporations."


                                 WITNESSETH:

WHEREAS, ALBARA is a corporation duly organized and validly existing under the laws of the state of Colorado, with its registered office at 1560 Broadway, Denver, Colorado 80202 and its principal executive office at 610 South Frazier, Conroe, Texas 77301; and

WHEREAS, Albara Subsidiary is a corporation duly organized and validly existing under the laws of the State of Florida, with its registered office located in the city of Orlando, County of Dade, State of Florida, and its principal executive office at 545 Delaney Avenue, Bldg. 2, Orlando, Florida 32801; and

WHEREAS, LEAPFROG is a corporation duly organized and validly existing under the laws of the state of Florida, with its registered office located in the city of Orlando, County of Dade, State of Florida, and its principal executive office at 545 Delaney Avenue, Bldg. 2, Orlando, Florida 32801; and

WHEREAS, the respective boards of directors of ALBARA, Albara Subsidiary and LEAPFROG deem it desirable and in the best interests of their respective corporations, for ALBARA to acquire the outstanding capital stock of LEAPFROG by merging LEAPFROG into Albara Subsidiary in exchange for the issuance of shares of the common stock of ALBARA (together with other consideration provided for herein) and have proposed, declared advisable and approved such merger (the "LEAPFROG Merger") pursuant to this Agreement, which Agreement has been duly approved by resolutions of the respective boards of directors of ALBARA, Albara Subsidiary and LEAPFROG;

WHEREAS, this Agreement shall require that a shareholders' meeting be called by ALBARA for the purposes of approving the LEAPFROG Merger prior to closing. Upon execution of this Agreement, ALBARA shall file a PRESCH14C, Information Statement and accompanying shareholders' meeting notice, with the Office of Small Business Policy, Securities and Exchange Commission ("SEC"). Albara will schedule the Shareholders' meeting for the purposes of: (i) approving the contemplated LEAPFROG Merger; (ii) reverse splitting the existing shares
1 for 10; (iii) increasing the number of common shares authorized; (iv) approving the selection of auditors; (v) changing the name of the corporation;
(vi) electing the Board of Directors; (vii) approving all past transactions conducted by the past officers and directors; and (viii) approving the formation of a qualified employee stock option program; and

WHEREAS, this Agreement shall require a shareholders' meeting be called by Albara Subsidiary and LEAPFROG for the purposes of approving the LEAPFROG Merger prior to closing.

Upon the successful completion of these shareholder meetings, and the filing of a Articles of Merger with the Florida Secretary of State, the LEAPFROG Merger shall be considered closed (the "Closing Date")

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, and to prescribe the terms and conditions of the LEAPFROG Merger, the mode of carrying the same into effect, the manner and basis of converting the LEAPFROG Shares into shares of common stock of ALBARA (together with other consideration provided for herein) and such other details and provisions as are deemed necessary or proper, the parties hereto also hereby agree as follows:

                                 ARTICLE 1

                              LEAPFROG MERGER


1:1  LEAPFROG Merger.

          1:1:1     Surviving Corporation.

Subject to the terms and conditions of this Agreement, LEAPFROG and Albara Subsidiary shall be, upon the "Effective Date" as defined in Section 1:1:3 hereof, merged into a single surviving corporation, which shall be Albara Subsidiary, which shall continue its corporate existence and remain a Florida corporation governed by and subject to the laws of that state.

          1:1:2     Stockholder Approval.

This Agreement will be submitted for approval by the stockholders of ALBARA and each of the LEAPFROG Merging Corporations in accordance with the applicable laws of the State of Colorado and Florida.

          1:1:3     Effective Date and Closing Date.

The LEAPFROG Merger shall become effective on the "Effective Date", such date being the later upon which (i) Articles of Merger, attached hereto as Appendix A, are filed with the Secretary of State of Colorado and (ii) a Certificate of Merger is filed with the Secretary of State of Florida.

The "Closing Date" will be on or within one (1) business day of the date this Agreement is approved by the stockholders of Albara.

1:2  Effect of LEAPFROG Merger.

In all other respects, the identity, existence, purposes, powers, objects, franchises, rights, and immunities of the Merger Surviving Corporation shall continue unaffected and unimpaired by the LEAPFROG Merger, and the corporate identity, existence, purposes, powers, objects, franchises, rights, and immunities of LEAPFROG shall be wholly merged with and into the Merger Surviving Corporation, and the Merger Surviving Corporation shall be fully vested therewith. Accordingly, on the Effective Date, the separate existence of LEAPFROG, except in so far as continued by statute, shall cease.

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1:3  Governing Law and Articles of Incorporation of Merger Surviving
     Corporation.

          1:3:1 Florida Law Governs; Merger Surviving Corporation's Articles of Incorporations, Amended and Restated, Survive.

The laws of Florida shall continue to govern the Merger Surviving
Corporation. On and after the Effective Date, the articles of incorporation of LEAPFROG shall be the articles of incorporation of the Merger Surviving Corporation until further amended in the manner provided by law and in such articles of incorporation (the "Articles").

1:4  Bylaws of Surviving Corporation.

          1:4:1 Merger Surviving Corporation's Bylaws, as Amended and Restated, Survive.

On the Effective Date, the bylaws of LEAPFROG shall be the bylaws of the Merger Surviving Corporation (the "Restated Bylaws") until altered, amended, or repealed, or until new bylaws shall be adopted in accordance with the provisions of law, the Articles, and the Restated Bylaws.

1:5  Directors and Officers of Albara and Merger Surviving Corporation.

          1:5:1     Directors of Albara.

The names and addresses of the persons who, upon the Effective Date, shall constitute the board of directors of Albara, and who shall hold office until the first annual meeting of stockholders of Albara following the Effective Date, are as follows:

Name                               Address


Ron Breland                        Washington, D.C.

Dr. William Campion                El Paso, Texas

Jim Grebey                         Orlando, Florida

Dale Grogan                        Orlando, Florida

Bob Hartnett                       Orlando, Florida

George MacKay                      Maitland, Florida

Randall Schrader                   Philadelphia, Pennsylvania

Bruce Starling                     Orlando, Florida

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Van Staton                         Ocala, Florida

                                   George Stuart
Orlando, Florida

Randolph Tucker                    Orlando, Florida


          1:5:2     Officers of Albara.

The names and addresses of the persons who, upon the Effective Date, shall constitute the officers of Albara, and who shall hold office, subject to the Restated Articles of Incorporation until the first meeting of directors following the next annual meeting of stockholders thereof, are as follows:



Name                Title                    Address


Randolph Tucker     CEO/Secretary and        Orlando, Florida
                    Treasurer

Bruce Starling      Chairman                 Orlando, Florida


Dale Grogan         President                Orlando, Florida


Jim Grebey          Executive Vice President Orlando, Florida


          1:5:3     Directors of Merger Surviving Corporation.

The names and addresses of the persons who, upon the Effective Date, shall constitute the board of directors of the Merger Surviving Corporation, and who shall hold office until the first annual meeting of stockholders of the Merger Surviving Corporation following the Effective Date, are as follows:


Name                               Address


Dale Grogan                        Orlando, Florida


Randolph Tucker                    Orlando, Florida

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          1:5:4     Officers of Merger Surviving Corporation.

The names and addresses of the persons who, upon the Effective Date, shall constitute the officers of the Merger Surviving Corporation, and who shall hold office, subject to the Restated Bylaws, until the first meeting of directors following the next annual meeting of stockholders thereof, are as follows:

Name                Title                    Address


Randolph Tucker     CEO/Secretary and        Orlando, Florida
                    Treasurer

Dale Grogan         President                Orlando, Florida


          1:5:5     Vacancies.

On or after the Effective Date, if a vacancy shall for any reason exist in the board of directors or in any of the offices of Albara or the Merger Surviving Corporation, such vacancy shall be filled in the manner provided in the Articles and/or Restated Bylaws.


1:6  Capital Stock of Merging Surviving Corporation.

          1:6:1 Capital Stock as in Merger Surviving Corporation's Articles of Incorporation.

The authorized number of shares of capital stock of the Merger Surviving Corporation, and the par value, designations, preferences, rights, and limitations thereof, and the express terms thereof, shall be as set forth in the Articles.


1:7  Conversion of Securities on LEAPFROG Merger.

          1:7:1     General.

The manner and basis of converting the LEAPFROG Shares into shares of the capital stock of ALBARA or the other consideration herein provided for shall be as hereinafter set forth in this Section 1:7 as follows.

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          1:7:2     Conversion of LEAPFROG's Stock.

On the Effective Date, by virtue of the LEAPFROG Merger, without any action on the part of any party, each share of LEAPFROG Common Stock issued and outstanding immediately prior to the Effective Date shall be converted into the right to receive from ALBARA the following consideration (in the aggregate, the "LEAPFROG Consideration"):

          (i) One (1) share, no par value, of duly authorized, validly issued, fully paid and nonassessable common stock of ALBARA ("ALBARA Common Stock");

         (ii) ALBARA Common Stock. None of the currently issued and outstanding shares of Albara Common Stock, no par value, issued and outstanding at the effective time of the LEAPFROG Merger shall be converted as a result of the LEAPFROG Merger;

        (iii) Issuance of Shares Subsequent to LEAPFROG Merger. As soon as practicable after the LEAPFROG Merger becomes effective, Albara shall cause its transfer agent (the "Transfer Agent") to issue to the shareholders of LEAPFROG, on a pro rata basis, an aggregate of four million seven hundred seventeen thousand five hundred fifty-nine (4,717,559) Shares of common stock in ALBARA and one million five hundred eleven nine hundred fifty (1,511,950) shall be reserved for future issuance of options, warrants and consulting fees.

         (iv)  Fractional Interests.   No fractional shares of common stock
               of ALBARA or certificate or scrip representing the same shall be issued. In lieu thereof each holder of LEAPFROG Shares having a fractional interest arising upon such conversion will be rounded up into one full additional share of common stock of ALBARA;

          (v) Status of Common Stock. All Shares of common stock of ALBARA into which Leapfrog Shares are converted as herein provided shall be fully paid and non-assessable and shall be issued in full satisfaction of all rights pertaining to such Shares;

         (vi) Independent Appraisal, Right to Dissent and Obtain Payment for Shares; Procedures for Protection of Dissenter's Rights. In order to establish a "fair value" for the LEAPFROG Shares which are paid in cash in lieu of conversion into the Shares of ALBARA, as provided in this Article VI, the Board of Directors of LEAPFROG shall establish the value of LEAPFROG'S Shares prior to the LEAPFROG Merger, and shall afford to such shareholders of LEAPFROG all of the rights, and implement the procedures for protection of dissenters' rights, pursuant to the provisions of the Florida General Corporation Law, Section
               10.22 et seq., as amended, the terms and provisions of which are hereby incorporated by reference and made a part hereof.

          1:7:3     Surrender of LEAPFROG's Certificates.

On the Effective Date, all holders of LEAPFROG Shares (the "LEAPFROG Shareholders") will surrender each outstanding certificate or certificates theretofore representing LEAPFROG Shares to ALBARA and receive in exchange therefor certificates representing the number of whole shares of ALBARA Common Stock into which the LEAPFROG Shares therefor represented by the certificate so surrendered shall have been converted as aforesaid.


1:8  Closing of LEAPFROG's Transfer Books.

At the Effective Date, holders of certificates representing LEAPFROG Shares that were outstanding immediately prior to the Effective Date shall cease to have any rights as stockholders of LEAPFROG, and the stock transfer books of LEAPFROG shall be closed with respect to all shares of such common stock outstanding immediately prior to the Effective Date. As of the date of execution of this Agreement, no further transfer of any such LEAPFROG Shares shall be made on such stock transfer books after the Effective Date. If, after the Effective Date, a valid certificate previously representing any of LEAPFROG's Shares (a "LEAPFROG Stock Certificate") is presented to ALBARA, such LEAPFROG Stock Certificate shall be canceled and shall be exchanged as provided in Section 1:7:3.


1:9  Exchange of Certificates.

(a) Upon surrender of a LEAPFROG Stock Certificate to the Transfer Agent for exchange, together with such other documents as may be reasonably required by ALBARA, the holder of such LEAPFROG Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole ALBARA Shares that such holder has the right to receive pursuant to the provisions of Section 1:7, and LEAPFROG Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1:10, each LEAPFROG Stock Certificate shall be deemed, from and after the Effective Date, to represent only the right to receive upon such surrender a certificate representing shares of ALBARA Common Stock as contemplated by Section 1:7.
If any LEAPFROG Stock Certificate shall have been lost, stolen or destroyed, ALBARA may, in its discretion and as a condition precedent to the issuance of any certificate representing ALBARA Common Stock, require the owner of such lost, stolen or destroyed LEAPFROG Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as ALBARA may reasonably direct) as indemnity against any claim that may be made against ALBARA with respect to such LEAPFROG Stock Certificate.

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(b)  No dividends or other distributions declared or made with respect to
ALBARA Common Stock with a record date after the Effective Date shall be paid to the holder of any un-surrendered LEAPFROG Stock Certificate with respect to the shares of ALBARA Common Stock represented thereby until such holder surrenders such LEAPFROG Stock Certificate in accordance with this Section 1:7:3 (at which time such holder shall be entitled to receive all such dividends and distributions).

(c) ALBARA shall not be liable to any holder or former holder of common stock of LEAPFROG for any shares of ALBARA Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.


1:10 LEAPFROG Shareholder Approval; Dissenting Shares.

Based upon their approval of the LEAPFROG Merger, each of the shareholders of LEAPFROG (the "Leapfrog Shareholders") hereby agrees and acknowledges the following:

(a) that the terms of the LEAPFROG Merger, this Agreement, and all other agreements contemplated herein are hereby approved, ratified and confirmed and the officers of LEAPFROG are, and each of them hereby is, authorized and directed, in the name and on behalf of LEAPFROG, to consummate the transactions contemplated by this Agreement, on the terms set forth in such documents and such other agreements, and any amendments thereto, as the officers executing such agreements may in their discretion deem reasonable and appropriate; and

(b) that he or she hereby agrees to waive any "appraisal rights" within the meaning of Section 10.22 et seq of the Florida General Corporation Law with respect to the LEAPFROG Merger.


1:11 Accounting and Tax Treatment.

          1:11:1    GAAP Treatment.

The assets and liabilities of LEAPFROG shall be taken up on the books of the Merger Surviving Corporation in accordance with generally accepted accounting principles, and the capital surplus and retained earnings accounts of the Merger Surviving Corporation shall be determined, in accordance with generally accepted accounting principles, by the board of directors of the Merger Surviving Corporation. Nothing herein shall prevent the board of directors of the Merger Surviving Corporation from making any future changes in its accounts in accordance with law.

          1:11:2    Federal Income Tax Treatment of LEAPFROG Merger.

The LEAPFROG Merger is intended to qualify as a forward triangular merger transaction described in Sec. 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code").

                                ARTICLE II
                REPRESENTATIONS AND WARRANTIES OF LEAPFROG

2:1   Representations and Warranties of LEAPFROG.

Representations and warranties shall be made by LEAPFROG and shall survive the Effective Date of the LEAPFROG Merger for one (1) year, subject to mutually satisfactory exceptions, claims and caveats:

          2:1:1     Disclosure Schedule.

Except as set forth in the schedule of disclosure attached hereto as Appendix IV (the "Disclosure Schedule"), LEAPFROG hereby represents and warrants as follows:

          2:1:2     Organization, Standing and Qualification.

LEAPFROG and all of its subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the State of Florida, and have all requisite corporate powers and authority to own, to lease or to operate their properties and to carry on their business as it is now being conducted.

          2:1:3     Authority.

The execution and delivery of this Agreement has been authorized by the Board of Directors of LEAPFROG, and the completion of these transactions have been duly and validly authorized by all necessary corporate and shareholder action on the part of LEAPFROG. This Agreement has been duly executed and delivered by LEAPFROG and, assuming the due and valid execution and delivery of this Agreement by the other parties hereto, constitutes the legal, valid and binding obligation of LEAPFROG, to the extent applicable, enforceable in accordance with its terms, all as may be subject to or affected by any bankruptcy, reorganization, insolvency, moratorium or similar laws of general application from time to time in effect and relating to or affecting the rights or remedies of creditors generally.

          2:1:4     No Conflict, Breach, Default or Violation.

Except as set forth in Section 2:1:4 of the Disclosure Schedule, the execution and delivery of this Agreement does not, and the completion of transactions contemplated by this Agreement will not conflict with, result in a breach of or the acceleration of any obligation under, or constitute a default or event of default (or event which with notice or lapse of time or both would constitute a default) under, any provision of any charter, bylaw, indenture, mortgage, lien, lease, license, agreement, contract, permit, order, judgment, or, to the best of the LEAPFROG's knowledge, any judicial or administrative decree, ordinance or regulation, or any restriction to which any property of LEAPFROG is subject or by which LEAPFROG is bound, the result of which would have a material adverse effect on the business of LEAPFROG.

          2:1:5     Approvals.

No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental agency or instrumentality, domestic or foreign (a "Governmental Entity"), or third party is required by or with respect to LEAPFROG or any LEAPFROG Shareholder in connection with the execution and delivery by LEAPFROG or any LEAPFROG Shareholder of this Agreement, or the completion of the transactions contemplated hereby, the absence of which would have a material adverse effect on LEAPFROG.

          2:1:6     Capitalization of LEAPFROG and Subsidiaries.

         (a) The authorized capital stock of LEAPFROG consists of five million (5,000,000) shares of LEAPFROG common stock, $0.01 par value per share, of which four million seven hundred seventeen thousand five hundred fifty-nine (4,717,559) are issued and outstanding. The LEAPFROG Shares are validly issued, fully paid and non-assessable and not subject to preemptive rights. Section 2:1:6 of the Disclosure Schedule sets forth a true, complete and correct list of the holders of record of the issued and outstanding LEAPFROG Shares, and all claims, commitments or agreements to which LEAPFROG is a party or by which it is bound, obligating LEAPFROG to issue, deliver or sell, or to cause to be issued, delivered or sold, additional shares of capital stock of LEAPFROG or obligating LEAPFROG to grant, extend or enter into any such option, warrant, call, right or agreement with respect to its capital stock. There are no agreements obligating LEAPFROG to redeem, repurchase or otherwise acquire the capital stock of LEAPFROG, or any other securities issued by it, or to register the sale of the capital stock of LEAPFROG under applicable securities laws. There are no agreements or arrangements prohibiting or otherwise restricting the payment of dividends or distributions to the LEAPFROG Shareholders by LEAPFROG.

         (b) The authorized capital stock of Leapfrog Health Care Products ("LHCP") consists of five million (5,000,000) shares of common stock, no par value per share, of which one million
               (1,000,000) shares are issued and outstanding and owned by LEAPFROG and 42,200 are issued and owned by Linda McClintock Greco. The LHCP Shares are validly issued, fully paid and non-assessable and not subject to preemptive rights. Section 2:1:6 of the Disclosure Schedule sets forth a true, complete and correct list of the holders of record of the issued and outstanding LHCP Shares, and all claims, commitments or agreements to which LHCP is a party or by which it is bound, obligating LHCP to issue, deliver or sell, or to cause to be issued, delivered or sold, additional shares of capital stock of LHCP or obligating LHCP to grant, extend or enter into any such option, Warrant, call, right or agreement with respect to its capital stock. Except as set forth in Section 2:1:6 of the Disclosure Schedule, there are no agreements obligating LHCP to redeem, repurchase or otherwise acquire the capital stock of LHCP, or any other securities issued by it, or to register the sale of the capital stock of LHCP under applicable securities laws. Except as set forth in Section 2:1:6 of the Disclosure Schedule, there are no agreements or arrangements prohibiting or otherwise restricting the payment of dividends or distributions to the LHCP Shareholders by LHCP.

         (c) The authorized capital stock of Leapfrog Global IC Products, Inc. ("LGIC") consists of five million (5,000,000) shares of common stock, no par value per share, of which one million (1,000,000) shares are issued and outstanding and owned by LEAPFROG. The LGIC Shares are validly issued, fully paid and non-assessable and not subject to preemptive rights. Section 2:1:6 of the Disclosure Schedule sets forth a true, complete and correct list of the holders of record of the issued and outstanding LGIC Shares, and all claims, commitments or agreements to which LGIC is a party or by which it is bound, obligating LGIC to issue, deliver or sell, or to cause to be issued, delivered or sold, additional shares of capital stock of LGIC or obligating LGIC to grant, extend or enter into any such option, warrant, call, right or agreement with respect to its capital stock. Except as set forth in Section 2:1:6 of the Disclosure Schedule, there are no agreements obligating LGIC to redeem, repurchase or otherwise acquire the capital stock of LGIC, or any other securities issued by it, or to register the sale of the capital stock of LGIC under applicable securities laws. Except as set forth in Section 2:1:6 of the Disclosure Schedule, there are no agreements or arrangements prohibiting or otherwise restricting the payment of dividends or distributions to the LGIC Shareholders by LGIC.

          2:1:7     Information Supplied.

To the best knowledge of LEAPFROG or any of its subsidiaries, no written statement, certificate, schedule, list or other written information furnished by or on behalf of LEAPFROG or any of its subsidiaries on or prior to the date hereof in connection herewith contains (after giving effect to any correction thereof furnished to LEAPFROG or any of its subsidiaries in writing prior to the date hereof) any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

          2:1:7     Financial Statements.

LEAPFROG has furnished to ALBARA true, complete and correct copies of the audited balance sheet at December 31, 1998 and the related audited income statement, and statements of operations, cash flows and changes in stockholders equity for the same year ended, and an unaudited balance sheet at September 30, 1999 and the related unaudited income statement, and statements of operations, cash flows and changes in stockholders equity for the same period ended (all of these financial statements being collectively referred to herein as the "LEAPFROG Financials"). The LEAPFROG Financials are consistent in all material respects with the books and records of

LEAPFROG, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of LEAPFROG as at the date thereof.

          2:1:8     Liabilities.

To the best of LEAPFROG's knowledge, LEAPFROG has no liabilities or obligations, either accrued, absolute, contingent, or otherwise, required to be but not reflected or reserved against in the LEAPFROG Financials in accordance with generally accepted accounting principles, except those incurred in the ordinary course of business, or those that are not material, and LEAPFROG knows of no potential liability that would result in material adverse effect on the business of LEAPFROG, other than those
(a) reflected or reserved against in the LEAPFROG Financials, (b)incurred in the ordinary course of business since December 31, 1998 or (c) set forth in Section 2:1:8 of the Disclosure Schedule.

          2:1:9     Additional Information.

Section 2:1:9 of the Disclosure Schedule sets forth a true, complete and correct list, or references the attachment as an appendix thereto, of the following items:

               2:1:9:1 Real Property.

Section 2:1:9:1 of the Disclosure Schedule sets forth a true, complete and correct list of all real property and structures thereon, presently (i) owned by, or subject to a contract of purchase and sale or option agreement involving LEAPFROG (collectively, the "Real Property"), (ii) leased by, or subject to a lease commitment involving, LEAPFROG (collectively, the "Leased Property"), with a description of: (x) the general use to which such real property is or was put; (y) the general nature and amount of any Encumbrances thereon; and (z) if leased the name of the lessor and a true, complete and correct copy of any written agreement pursuant to which such real property is leased.

               2:1:9:2 Machinery and Equipment.

Section 2:1:9:1 of the Disclosure Schedule sets forth a true, complete and correct list of all machinery, work product, tools, equipment, furnishings, and fixtures (excluding such items that had a cost basis of $20,000 or less at the date hereof) owned, leased or subject to a contract of purchase and sale or lease commitment, by LEAPFROG with, to the extent practical, a description with respect to each such of: (i) the serial number of such item;
(ii) the general location at which such item is kept; (ii) whether such item is owned or leased; (iv) if owned, a general description of the nature and amount of any Encumbrances thereon; and (v) if leased, the name of the lessor and a true, complete and correct copy of any written agreement pursuant to which such item is leased.

               2:1:9:3 Receivables.

Section 2:1:9:3 of the Disclosure Schedule sets forth a true, complete and correct list of all accounts and notes receivable presently owned by LEAPFROG, together with an appropriate aging schedule, as of December 31, 1998, which list separately all amounts receivable from the LEAPFROG Shareholders, director, officer, employee, or agent of LEAPFROG, from or from any of their respective affiliates. All accounts and notes receivable of LEAPFROG represent bona fide claims against debtors for services performed or other charges arising in the ordinary course of business and are subject to no material defenses, counterclaims or rights of set-off.

               2:1:9:4 Payables.

Section 2:1:9:1 of the Disclosure Schedule sets forth a true, complete and correct list of all accounts and notes payable owed by LEAPFROG, together with an appropriate aging schedule, as of December 31, 1998, which list separately all such amounts payable to any LEAPFROG Shareholder, director, officer, employee, or agent of LEAPFROG, to LEAPFROG Shareholders or to any of the irrespective affiliates. To the best of LEAPFROG's knowledge, all accounts and notes payable of LEAPFROG represent bona fide claims against LEAPFROG for services performed or other charges arising in the ordinary course of business.

               2:1:9:5 Contracts.

Section 2:1:9:5 of the Disclosure Schedule sets forth a true, complete and correct list of all contracts, agreements and commitments of LEAPFROG, whether or not made in the ordinary course of business, including leases under which LEAPFROG is lessor or lessee, which are to be performed in whole or in part after the Effective Date, and which (i)involve or may involve aggregate payments by or to LEAPFROG of $20,000 or more after the Effective Date, (ii) are not terminable by LEAPFROG without premium or penalty on 60 (or fewer) days' notice, (iii)purport to prohibit or restrict the ability of LEAPFROG to participate or compete in any material line of business or with any person, (iv) purport to prohibit or restrict another person's ability to be in the line of business of LEAPFROG or to compete with LEAPFROG or (v) are otherwise material to the business or properties of LEAPFROG. To the best of LEAPFROG'S knowledge, except as set forth on Schedule 2:1:9:5 of the Disclosure Schedule, LEAPFROG has complied in all material respects with all commitments, contracts, agreements and obligations pertaining to it listed on Section 2:1:9:5 of the Disclosure Schedule and is not in material default under any such contracts and agreements and no notice of material default has been received, in each case which would have a material adverse effect on the business of LEAPFROG.

          2:1:9:6 Licenses; Permits.

All approvals, authorizations, consents, licenses, orders, franchises, rights, registrations and permits of any type held by LEAPFROG, which together constitute all material approvals, authorizations, consents, licenses, orders, franchises, rights, registrations and permits (the "Permits") required to operate its business as presently conducted. To the best of LEAPFROG'S knowledge, all such Permits are currently in full force and effect and LEAPFROG is in compliance therewith, except to the extent noncompliance would not have a material adverse effect on the business of LEAPFROG. The execution and delivery of this Agreement and the completion of the transactions contemplated hereby will not result in any revocation,cancellation,suspension or modification of any such approval, authorization, consent, license,order, franchise, right, registration or permit, which revocation, cancellation, suspension or modification would have a material adverse effect on the business of LEAPFROG.

          2:1:9:7 Employment Agreements.

Except for the Employment Agreements substantially in the form attached hereto as Appendix V (the "Employment Agreements"), there are no oral or written employment or consulting agreements to which LEAPFROG is a party or by which LEAPFROG is bound, including,without limitation, all oral or written employment or consulting agreements or any other arrangements with any person which provide for the payment of any consideration by LEAPFROG to such person as a result of the termination of such person's employment with LEAPFROG, or on the completion of the transactions contemplated hereby.

          2:1:9:8 Insurance Policies.

Section 2:1:9:8 of the Disclosure Schedule sets forth a true, complete and correct list of all (i) policies of property, fire and casualty, product liability, worker's compensation, professional liability and title insurance and other forms of insurance, under which LEAPFROG is insured,and (ii) bonds issued or posted by any person which respect to any operation or other activities of LEAPFROG.

          2:1:9:9 Transactions with Management.

Section 2:1:9:1 of the Disclosure Schedule sets forth a true, complete and correct list of all material contracts, leases and commitments by and between LEAPFROG and any of its officers,directors, stockholders, employees, or agents, or any affiliate of any such person. None of the officers, directors, stockholders, or employees of LEAPFROG owns, leases or licenses any interest in any asset used by LEAPFROG in its business, other than solely by and through ownership of the capital stock of LEAPFROG.

          2:1:9:10 Assumed Names.

All assumed or fictitious names under which LEAPFROG engages in or conducts any business.


          2:1:9:11 Personnel.


With respect to LEAPFROG, section 2:1:9:11 of the Disclosure Schedule sets forth a true, complete and correct list of: (i) the name, current salary or wage rate of each employee; (ii) the current bonus arrangements applicable to each employee; (iii) any other material compensation arrangements (excluding employee insurance or benefit plans) with each employee; and (iv) a description of any licenses or permits held by an employee that are material and germane to the business of LEAPFROG.

          2:1:9:12 Bank Accounts and Powers of Attorney.

Section 2:1:9:12 of the Disclosure Schedule sets forth the name and address of each bank or other financial institution in which LEAPFROG has an account or safe deposit box, the account number, the account name and type of account, the names of all persons authorized to draw thereon and have access thereto, and the name of all persons, if any, holding powers of attorney to act for LEAPFROG, and the name and address of al persons, other than officers and full-time employees, authorized to bind LEAPFROG contractually, including, without limitation,independent marketing agents or independent contractors.

     2:1:10    Litigation.

Except as set forth in Section 2:1:10 of the Disclosure Schedule, there is no each suit, action,proceeding or investigation pending or, to the best knowledge of LEAPFROG, threatened against or affecting LEAPFROG (or any of its officers or directors in connection with the business of LEAPFROG), nor is there any outstanding judgment, order, writ, injunction or decree against LEAPFROG.

     2:1:11    Absence of Certain Changes.

To the best of LEAPFROG's knowledge, since the interim period of September 30, 1999, there has not been: (i) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of LEAPFROG; (ii) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties or business of LEAPFROG; (iii) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of LEAPFROG; (iv) any increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by LEAPFROG to any of its officers, directors, employees, consultants or agents other than raises or increases in compensation consistent with prior policy that are not in excess of five percent of the individual's annual compensation or hourly rate; (v) the creation of any material Encumbrance on any of the assets of LEAPFROG, or the amendment, modification or extension of any existing material Encumbrance on any such asset other than any such creation, amendment, modification or extension effected (A) in the ordinary course of business, (B) as required in connection with the LEAPFROG Merger, or (C) for current taxes or assessments which are not yet due, or being contemplated in good faith by appropriate proceedings; (vi) any sale, assignment, transfer, conveyance, lease, hypothecation, abandonment or other disposition of or agreement to sell, assign, transfer, convey, lease, hypothecate, abandon or otherwise dispose of, any of the material assets of LEAPFROG, other that (A) assets sold in the ordinary course of business, or; (B) any assets which are scrapped as obsolete in conformance with customary procedure.

     2:1:12    Title to Assets; Encumbrances.

          2:1:12:1 Except as set forth in Section 2:1:12 of the Disclosure Schedule, to the best of LEAPFROG'S knowledge, LEAPFROG owns its material assets, whether real, personal or intangible, free and clear of all Encumbrances, except for (i) liens for current taxes and assessments not yet due, or being contested in good faith by appropriate proceedings, (ii) mechanic's liens arising under the operation of law or for actions contested in good faith or for which payment arrangements have been made, (iii) liens granted or incurred by LEAPFROG in the ordinary course of its business or in connection with the financing of office space, furniture and equipment in the ordinary course of its business, (iv) easements, covenants, restrictions and other exception to title of record (which do not materially and adversely affect the operation of LEAPFROG), (v) Encumbrances reflected on the balance sheet at December 31, 1998 of LEAPFROG;

          2:1:12:2 To the best of LEAPFROG'S knowledge, there are no parties in possession of any of the material assets of LEAPFROG other than LEAPFROG, other than personal property held by third parties in the reasonable and ordinary course of business. Subject to the Encumbrances set forth in Section 2:1:12 of the Disclosure Schedule or described in Section 2:1:12:1, LEAPFROG enjoys full, free and exclusive use and quiet enjoyment of its material assets and its rights pertaining thereto. To the best of LEAPFROG'S knowledge,LEAPFROG enjoys peaceful and undisturbed possession under all leases under which it is lessee.

     2:1:13    Condition of Assets.

          2:1:13:1 To the best of LEAPFROG'S knowledge, each of the buildings, structures, equipment or other items of tangible personal property of LEAPFROG with a cost basis of at least $20,000 is in working order and repair, ordinary wear and tear excepted.

     2:1:14    Taxes and Returns.

          2:1:14:1   To the best of LEAPFROG'S knowledge, LEAPFROG has (i)
filed all tax returns and reports required to be filed by it and (ii) paid all taxes, assessments and governmental charges and penalties which it has incurred and which have become due and payable, except such as are being or may be contested in good faith by appropriate proceedings or relate to the fiscal year ended December 31, 1998. To the best of LEAPFROG'S knowledge, LEAPFROG is not delinquent in the payment of any material tax, assessment or governmental charge, and no deficiencies for any taxes have been proposed, asserted, or formally assessed against LEAPFROG, and no requests for waivers of the time to assess any such tax are pending. The LEAPFROG Financials reflect an adequate accrual, based on the facts and circumstances existing as of the date hereof, for all material taxes payable by LEAPFROG (whether or not shown in any return) through the date thereof.

     2:1:15    Employment Practices.

To the best of LEAPFROG'S knowledge, LEAPFROG has complied with the Occupational Safety and Health Act and all other laws relating to equal employment of labor including, without limitation, laws relating to equal employment opportunity and employment discriminations, employment of illegal aliens, wages, hours and collective bargaining, the violation or failure to comply with which would have a material adverse effect on the business of LEAPFROG. Notwithstanding anything here into the contrary, LEAPFROG has complied with all laws relating to the collection and payment of social security and withholding taxes, or both, and similar taxes except where the failure to comply with such laws would not have a material adverse effect on the business of LEAPFROG. To the best of LEAPFROG'S knowledge, LEAPFROG is not liable for any arrear age of wages or any taxes or penalties for failure to comply with any of the foregoing, which would have a material adverse effect on the business of LEAPFROG. To the best knowledge of LEAPFROG, there are no organizational efforts presently being made or threatened by or on behalf of any labor union with respect to any employees of LEAPFROG, which would have a material adverse effect on the business of LEAPFROG.

     2:1:16    Compliance with Law.

To the best knowledge of LEAPFROG, LEAPFROG is in compliance with and is not in violation of or in default with respect to, or in alleged violation of or alleged default with respect to: (a) any applicable law, rule, regulation or statute applicable to the operations of LEAPFROG, or (b) any order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court or any Government Entity to which LEAPFROG is a party or by which LEAPFROG is bound, which violation or default or alleged violation or default would materially and adversely affect the business, operations, properties, assets, profits or condition of LEAPFROG.

     2:1:17    Environmental Requirements and Health and Safety  Requirements.

To the best of LEAPFROG'S knowledge, there are no material claims and complaints, or reports or other documents related to such material claims or complaints, in the files of LEAPFROG made by or against LEAPFROG during the past three years pursuant to Environmental Requirements or Health or Safety Requirements (other than those documents which LEAPFROG has determined, in good faith and after consultation with counsel, should remain protected by the attorney-client privilege). At present, to the best of LEAPFROG'S knowledge, none of the operations of LEAPFROG is subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a material violation of or a material liability under any Environmental Requirement or any Health and Safety Requirement.

     2:1:18    Books and Records.

To the best of LEAPFROG'S knowledge, all the records and stock minute books of LEAPFROG have been delivered to or made available upon request for inspection by ALBARA. To the best of LEAPFROG'S knowledge, such books and stock minute books are true and correct in all material respects.

     2:1:19    Compliance with ERISA.

Except as set forth in Section 2:1:19 LEAPFROG has no other benefit plans (the "Benefit Plans") within the meaning of the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and other applicable laws to the best of LEAPFROG'S knowledge.

          2:1:19:1 Prohibited Transactions.

To the knowledge of LEAPFROG and all its subsidiaries, LEAPFROG or any of its subsidiaries have not engaged in a transaction in connection with which it could be subject (either directly or indirectly) to a material liability for either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

          2:1:19:2 Plan Termination; Material Liabilities.

To the best of LEAPFROG'S knowledge, there has been no termination of an "employee pension benefit plan" as defined in ERISA which is subject to Title IV of ERISA (a "Statutory Plan") or trust created under any Statutory Plan that would give rise to a material liability to the Pension Benefit Guaranty Corporation ("PBGC") on the part of LEAPFROG or any of its subsidiaries. To the best knowledge of LEAPFROG and all of its subsidiaries, all statutory
Plans intended to be tax-qualified under Section 401(a) or 403(a) of the Code have complied in the past, both in form and operation, with every provision of the Code, regulation promulgated pursuant thereto, and every ruling, notice or announcement issued by the Internal Revenue Service necessary to maintain the qualified status of such Statutory Plans, except where non compliance would not have a material adverse effect on LEAPFROG or any of its subsidiaries. No material liability to the PBGC has been or is expected to be incurred with respect to any Statutory Plan. The PBGC has not instituted proceedings to terminate any Statutory Plan. To the best knowledge of LEAPFROG and all of its subsidiaries, there exists no condition or set of circumstances which presents a material risk of termination or partial termination of any Statutory Plan by the PBGC.

          2:1:19:3 Accumulated Funding Deficiency.

To the best of LEAPFROG'S knowledge, full payment has been made of all amounts, if any,which are required under the terms of each statutory plan, ERISA or other applicable laws to have been paid as contributions to such Statutory Plan, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Statutory Plan.

          2:1:19:4 Relationship of Benefits to Pension Plan Assets.

To the best of LEAPFROG'S knowledge, the current value of all accrued benefits, both vested and unvested, under all Statutory Plans does not exceed the current value of the assets of such Statutory Plans allocable to such accrued benefits, except as disclosed in the financial statements described in Section 2:1:19. For purposes of the representation in this Section
2:1:19:4, the term "current value" has the meaning specified in Section 4062(b)(1)(A) of ERISA, the term "accrued benefit" has the meaning specified in
Section 3 of ERISA and "current value" is based upon the same actuarial assumptions used by ALBARA.

          2:1:19:5 Execution of Agreements.

To the best of LEAPFROG'S knowledge, the execution and delivery of this Agreement and the Transaction Documents, and the consummation of the transaction contemplated hereby will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code.

          2:1:19:6 Fiduciary Liability.

To the best of LEAPFROG and its subsidiaries' knowledge, there have been no acts, failures to act, omissions or transactions involving a Statutory Plan or the assets thereof which could result in imposition on LEAPFROG or its subsidiaries (whether direct or indirect) of material damages or liability in actions brought under Section 502 or Sections 404 through 409 of ERISA.

          2:1:19:7 Pending Claims.

To the best of LEAPFROG and its subsidiaries' knowledge, there are no claims, pending or overtly threatened, involving any of the Benefit Plans by any current or former employee (or beneficiary thereof) of LEAPFROG which allege any material violation of ERISA or the terms of the Benefit Plans, nor is there any reasonable basis to anticipate any such claims involving such Benefit Plans which would likely be successfully maintained against LEAPFROG or any of it subsidiaries.

          2:1:19:8 Multiemployer Plans.

To the best of LEAPFROG'S knowledge, neither LEAPFROG nor any trade or business (whether or not incorporated) which together with LEAPFROG or any its subsidiaries would be deemed to be a "single employer" within the meaning of
Section 400(b) of ERISA or Subsections 414(b), (c), (m) or (o) of the Code sponsors, maintains, or contributes to, or has at any time in the six year period proceeding the date of this Agreement sponsored, maintained or contributed to, any place (not exempt from the provisions of ERISA), including, but not limited to, any plan which is a "multiemployer plan" as such term is defined in Section 3(37) or 4001(a)(3) of ERISA.

          2:1:19:9 No Reportable Event.

To the best of LEAPFROG or any of its subsidiaries' knowledge, there has been no "reportable event" (within the meaning of Section 4043(b) of ERISA with respect to a Statutory Plan) or any "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975(c) of the Code) with respect to any of the Employee Plans. All reporting and disclosure requirements under Title I of ERISA have been met.

     2:1:20    No Undisclosed Defaults.

To the best knowledge of LEAPFROG and any of its subsidiaries, neither LEAPFROG or any of its subsidiaries is not in material default with respect to any obligation, agreement or covenant to be performed by it under any contract or arrangement of any kind, which default would have a material adverse effect on LEAPFROG or any of its subsidiaries.

                              ARTICLE III

     REPRESENTATIONS AND WARRANTIES OF ALBARA AND ALBARA SUBSIDIARY

Representations and warranties shall be made by ALBARA and Albara Subsidiary and shall survive the Effective Date of the LEAPFROG Merger for a period of one
(1) year, subject to mutually satisfactory exceptions, claims and caveats:


3:1   Representations and Warranties of ALBARA and Albara Subsidiary.

ALBARA and Albara Subsidiary, jointly and severally, represent and warrant to LEAPFROG as follows:

      3:1:1     Organization and Standing.

ALBARA and Albara Subsidiary are corporations duly organized, validly existing and in good standing under the laws of the States of Colorado and Florida, respectively, and are duly authorized, qualified and in good standing under all applicable laws, regulations, ordinances and orders of public authorities and have all requisite corporate power and authority to own, lease and operate their properties and to carry on their businesses as they are now being conducted, except where the failure to be so authorized, qualified or licensed would not have a material adverse effect on the business of ALBARA and its subsidiaries, taken as a whole. ALBARA and Albara Subsidiary are duly licensed or qualified to do business as a foreign corporation in each jurisdiction in which the character of their properties, owned or leased, or the nature of their activities, makes such licensing or qualification necessary, except for where the failure to be so licensed and qualified would not have a material adverse effect on the business of ALBARA or Albara Subsidiary.

True and correct copies of the Articles of Incorporation (certified by the Secretary of State of the States of Colorado and Florida) and the Bylaws, as amended, of ALBARA and Albara Subsidiary (certified by the Secretary of the respective corporations) are attached hereto as Section 3:1:1 of the Disclosure Schedule.

     3:1:2     Authority.

ALBARA and Albara Subsidiary have the necessary corporate power and authority to enter into this Agreement, as well as the Transaction Documents more fully defined in Section 6:4, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transaction Documents, and the completion of the transactions contemplated hereby and thereby have been duly authorized by corporate action of the part of the Board of Directors of each of ALBARA and Albara Subsidiary, and subject to the convening of a shareholder's meeting pursuant to Article 7-111-101-109 of the Colorado Business Corporation Act in order to approve this Agreement and the Transaction Documents, no further corporate proceedings on the part of ALBARA or Albara Subsidiary will be necessary. When issued pursuant to this Agreement, the Shares of ALBARA common stock to be issued to Leapfrog Shareholders on the Effective Date will be duly authorized, validly issued, fully paid and non-assessable, and the ALBARA Shares to be issued to Leapfrog Shareholders on the Effective Date shall be legally equivalent in all respects to the ALBARA Common Stock issued and outstanding as of the date hereof. This Agreement has been executed and delivered by ALBARA and Albara Subsidiary and constitutes the legal, valid and binding obligation of ALBARA, enforceable in accordance with its terms. As of the Effective Date, each of the Transaction Documents will constitute a legal, valid and binding obligation of ALBARA and Albara Subsidiary, each enforceable in accordance with its terms.

     3:1:3     No Conflict, Default, Breach or Violation.

The execution and delivery of this Agreement does not, and the completion of the transactions contemplated hereby and thereby will not, conflict with or result in a breach of or the acceleration of any obligation under, or constitute a default or event of default (or event which with notice or lapse of time or both would constitute a default) under, any provision of any charter, bylaw, indenture, mortgage, lien, lease, agreement, contract, order, judgment, or, to the best knowledge of ALBARA, any judicial or administrative decree, ordinance or regulation, permit, license, franchise or any restriction to which any property of ALBARA or any of its subsidiaries is subject or by which ALBARA or any of its subsidiaries is bound, the effect of which would be materially adverse to ALBARA and its subsidiaries taken as a whole. Neither ALBARA nor any of its subsidiaries is alleged to be in violation or default or under any applicable law, statute, order, rule or regulation promulgated or judgment entered by any Governmental Entity, relating to or affecting the Operation, conduct or ownership of the property or business of ALBARA or such subsidiaries, which violation or default or alleged violation or default would have a material, adverse effect, on ALBARA and its subsidiaries taken as a whole.

     3:1:4     Approvals.

Except for usual and customary compliance with the Securities Act, the securities or blue sky laws of various states as set forth in Section 3:1:4 of the Disclosure Schedule, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental agency or instrumentality, domestic or foreign (a "Governmental Entity"), or third party is required by or with respect to ALBARA or Albara Subsidiary in connection with the execution and delivery by ALBARA and Albara Subsidiary of this Agreement, or the completion of the transactions contemplated hereby, the absence of which would have a material adverse effect on ALBARA or Albara Subsidiary.

     3:1:5  SEC Documents; Filings; Financial Statements.

            (a) Albara has delivered to Leapfrog accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Albara with the SEC between January 1, 1998 and the date of this Agreement (the "Albara SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Albara SEC
            Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Albara SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (b) The consolidated financial statements contained in the Albara SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC Applicable thereto; (ii) were prepared in accordance with GAAP Applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-QSB of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present the consolidated financial position of Albara and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Albara and its subsidiaries for the periods covered thereby.

     3:1:6     Capitalization of Albara Subsidiary.

The authorized capital stock of Albara Subsidiary consists of fifty million (50,000,000) shares of no par value Common Stock, of which one thousand shares (1,000) shares are outstanding and owned by ALBARA, and ten thousand (10,000) shares of Preferred Stock, no par value, of which no shares are outstanding.

     3:1:7     Information Supplied.

To the best knowledge of ALBARA and Albara Subsidiary, no written statement, certificate, schedule, list or other written information furnished by or on behalf of ALBARA or Albara Subsidiary to LEAPFROG on or prior to the date hereof in connection herewith contains (after giving effect to any correction thereof furnished to LEAPFROG in writing prior to the date hereof) any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

     3:1:8     Capitalization of ALBARA.

As of the date hereof, the authorized capital stock of ALBARA consists of six hundred sixty-six thousand six hundred sixty-seven (666,667) shares of ALBARA Common Stock, of which (i) 397,671 shares of common stock are issued and outstanding after giving effect to a proposed 10:1 reverse stock split and a conversion of Series C Preferred Stock to ALBARA Common Stock; (ii) warrants providing for the sale of a total of 3,335 shares of common stock at $5 per share are outstanding to a former director, issued in 1995, expiring at year end 2005; and (iii) 195 shares of Series F Preferred are issued and outstanding, convertible to 1,950 common shares in the aggregate at the option of the holders. All of the issued and outstanding shares of capital stock of ALBARA have been duly and validly authorized and validly issued and are fully paid and non-assessable. As of the date hereof, except as disclosed herein, there are no authorized or outstanding subscriptions, options, conversion rights, warrants or other agreements, securities or commitments of any nature whatsoever (whether oral or written and whether firm or conditional) obligating ALBARA or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, to any person any shares of ALBARA Common Stock or any other shares of the capital stock of ALBARA or any shares of the capital stock of any of its subsidiaries, or any securities convertible into or exchangeable for any such shares, or obligating any such person to grant, extend or enter into any such agreement or commitment. Except as set forth in Section 3:1:8 of the Disclosure Schedule, there are no agreements obligating ALBARA to redeem, repurchase or otherwise acquire the capital stock of ALBARA, or any other securities issued by it, or to register the sale of the capital stock of ALBARA under applicable securities laws. Except as set forth in Section 3:1:8 of the Disclosure Schedule, there are no agreements or arrangements prohibiting or otherwise restricting the payment of dividends or distributions to the ALBARA Shareholders by ALBARA.

     3:1:9  Title to Assets; Encumbrances.

            3:1:9:1 Except as set forth in Section 3:1:9 of the Disclosure Schedule, ALBARA and its subsidiaries own their respective assets, whether real, personal or intangible, free and clear of all Encumbrances, except (i) liens for current taxes and assessments not yet due or being contested in good faith by appropriate proceedings, (ii) mechanic's liens arising under the operation of law or for actions contested in good faith or for which payment arrangements have been made, (iii) liens granted or incurred by ALBARA or any of its subsidiaries in the ordinary course of its business or in connection with the financing of office space, furniture and equipment in the ordinary course of its business, (iv) easements, covenants, restrictions and other exceptions to title of record which do not materially and adversely affect the operations of ALBARA and its subsidiaries, (v) such Encumbrances as do not secure indebtedness in excess of $10,000, which in the aggregate (meaning as to ALBARA and all of its subsidiaries) do not secure indebtedness in excess of $10,000, or are otherwise described in Section 3:1:9 of the Disclosure
Schedule, or (vi)  Encumbrances reflected in the SEC Documents;

             3:1:9:2 Except as set forth in the 10-KSB for the period ended December 31, 1998 ("10-K") or Section 3:1:9 of the Disclosure Schedule, there are no parties in possession of any of the assets of ALBARA or its subsidiaries other than ALBARA or such subsidiaries, other than personal property held by third parties in the reasonable and ordinary course of business. Except as set forth in the 10-K or Section 3:1:9 of the Disclosure Schedule, ALBARA and each of its subsidiaries enjoy full, free and exclusive use and quiet enjoyment of their respective assets and all rights pertaining thereto, and ALBARA and its subsidiaries enjoy peaceful and undisturbed possession under all leases under which any of them is lessee.

     3:1:10    Subsidiaries.

Section 3:1:10 of the Disclosure Schedule sets forth a complete and correct list of each subsidiary of ALBARA, together with the jurisdiction of incorporation or organization of such subsidiary and the percentage of each such subsidiary's outstanding capital stock or other equity interest owned by ALBARA or another subsidiary of ALBARA.

Except as set forth in the 10-K or Section 3:1:10 of the Disclosure Schedule, ALBARA owns all of the securities of each of its operating subsidiaries, free and clear of all Encumbrances, and all capital stock of such subsidiaries has been duly authorized and validly issued and is fully paid and nonassessable. None of the subsidiaries has any commitment to issue or sell any shares of its capital stock, or any securities or obligations convertible into or exchangeable for, or to give any person other than ALBARA any right to acquire from it, any shares of its capital stock. Each subsidiary is a corporation duly organized validly existing and in good standing under the laws of its jurisdiction of incorporation, has the corporate power and all necessary authorizations to own all of its properties and assets and to carry on its business as it is now being conducted, and, to the extent required by law, is duly qualified to do business and is in good standing in each jurisdiction in which it owns property or conducts business, except where the failure to have such authorization or to be so qualified would not have a material adverse effect on the business or operations of ALBARA and its subsidiaries as a whole.

     3:1:11    Litigation.

Except as set forth in the 10-K or Section 3:1:11 of the Disclosure Schedule, there is no suit, action, proceeding or investigation pending or, to the best knowledge of ALBARA, threatened against or affecting ALBARA or any of its subsidiaries (or any of its officers or directors in connection with the business of ALBARA or any of its subsidiaries), nor is there any outstanding judgment, order, writ, injunction or decree against ALBARA or any of its subsidiaries, which suit, action, proceeding or investigation had or could reasonably be expected to have a material adverse effect on ALBARA and its subsidiaries, taken as a whole. Except as set forth in the SEC Documents or
Section 3:1:11 of the Disclosure Schedule, to the best knowledge of ALBARA:
(i) there are no facts upon which
any action, suit or proceeding could be brought against ALBARA or any of its subsidiaries that would have a material adverse effect on ALBARA; and
(ii) neither ALBARA nor any of its subsidiaries is subject to any court order, writ, injunction, decree, settlement agreement or judgment that contains or orders any ongoing obligations, whether prohibitory or mandatory in nature, on the part of ALBARA or its subsidiaries.

     3:1:12    Environmental Requirements and Health and Safety  Requirements.

To the best of ALBARA'S and Albara Subsidiary's knowledge, Section 3:1:12 of the Disclosure Schedule sets forth true, correct and complete copies of all material claims and complaints, or reports or other documents related to such material claims or complaints, in the files of ALBARA or Albara Subsidiary made by or against ALBARA or Albara Subsidiary during the past three years pursuant to Environmental Requirements or Health or Safety Requirements (other than those documents which ALBARA and Albara Subsidiary have determined, in good faith and after consultation with counsel, should remain protected by the attorney-client privilege). At present, to the best of ALBARA's and Albara Subsidiary's knowledge, none of the operations of ALBARA or Albara Subsidiary is subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a material violation of or a material liability under any Environmental Requirement or any Health and Safety Requirement, except as set forth in Section 3:1:12 of the Disclosure Schedule.

     3:1:13    Absence of Undisclosed Liabilities.

To the best of ALBARA and Albara Subsidiary's knowledge, except as set forth in Section 3:1:13 of the Disclosure Schedule, ALBARA or Albara Subsidiary have no liabilities or obligations, either accrued, absolute, contingent, or otherwise, required to be but not reflected or reserved against in the ALBARA or Albara Subsidiary Financials in accordance with generally accepted accounting principles, except those incurred in the ordinary course of business, and ALBARA or Albara Subsidiary know of no potential liability that would result in material adverse effect on the value or business of ALBARA or Albara Subsidiary other than those (a) reflected or reserved against in the ALBARA Financials, (b)incurred in the ordinary course of business since December 31, 1998 or (c) set forth in Section 3:1:13 of the Disclosure Schedule.

     3:1:14    Financial Statements.

ALBARA has furnished to LEAPFROG true, complete and correct copies of the financial statements of ALBARA, at and for the fiscal year ended December 31, 1998 and for the interim period ended June 30, 1999 (which financial statements consist of at least a balance sheet, income statement, and statements of operations, cash flows and changes in stockholders equity, and which interim unaudited financial statements consist of at least a balance sheet, income statement, and statement of operations, and will deliver an interim unaudited balance sheet as of June 30, 1999 (all of these financial statements being collectively referred to herein as the "ALBARA Financials"). The ALBARA Financials will be in accordance with the books and records of ALBARA, comply as to form in all material respects with applicable accounting requirements, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of ALBARA as at the date thereof. Since December 31, 1998, there has not been, occurred or arisen (a) any material adverse change in the business or the consolidated financial condition of ALBARA and its subsidiaries, considered as a whole, from that shown on the aforementioned balance sheet as of December 31, 1998, or (b) any event, condition or state of facts of any character which, to the best of the knowledge of ALBARA, materially and adversely affects, or threatens to materially and adversely affect, the business or results of operations or financial condition of ALBARA and its subsidiaries, considered as a whole.

     3:1:15    Contracts.

All contracts, agreements and commitments of ALBARA, whether or not made in the ordinary course of business, including leases under which ALBARA is lessor or lessee, which are to be performed in whole or in part after the Effective Date, and which (i)involve or may involve aggregate payments by or to ALBARA of $10,000 or more after the Effective Date, (ii) are not terminable by ALBARA without premium or penalty on 60 (or fewer) days' notice,
(iii) purport to prohibit or restrict the ability of ALBARA or Albara
Subsidiary to participate or compete in any material line of business or with any person, (iv) purport to prohibit or restrict another person's ability to be in the line of business of ALBARA or to compete with ALBARA or (v) are otherwise material to the business or properties of ALBARA. To the best of ALBARA'S knowledge, except as set forth on Schedule 3:1:15 of the Disclosure Schedule, ALBARA and the Albara Subsidiary have complied with all commitments, contracts, agreements and obligations pertaining to it listed on
Section 3:1:15 of the Disclosure Schedule and is not in material default under any such contracts and agreements and no notice of material default has be received.

     3:1:16    Insurance Policies.

All (i) policies of property, fire and casualty, product liability, worker's compensation, professional liability and title insurance and other forms of insurance, under which ALBARA or Albara Subsidiary is insured, and (ii) bonds issued or posted by any person which respect to any operation or other activities of ALBARA are in full force and effect on the date hereof.

     3:1:17    Transactions with Management.

All material contracts, leases and commitments by and between ALBARA and Albara Subsidiary and any of its officers, directors, stockholders, employees, or agents, or any affiliate of any such person are set forth in
Section 3:1:17 of the Disclosure Schedule, and none of the officers, directors, stockholders, or employees of ALBARA or Albara Subsidiary owns, leases or licenses any interest in any asset used by ALBARA or Albara Subsidiary in its business, other than solely by and through ownership of the capital stock of ALBARA.

     3:1:18    Compliance with ERISA.

Each benefit plan set forth in Section 3:1:18 of the Disclosure Schedule (collectively the "Benefit Plans") substantially complies with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and other applicable laws. Except as provided in Section 3:1:18 of the Disclosure Schedule, all contributions required to be made to each Benefit Plan under the terms of such Benefit Plans, ERISA or other applicable laws have been timely made. Except as provided in Section 3:1:18 of the Disclosure Schedule.

          3:1:18:1 Prohibited Transactions.

To the knowledge of ALBARA and Albara Subsidiary, ALBARA or Albara Subsidiary has not engaged in a transaction in connection with which it could be subject (either directly or indirectly) to a material liability for either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by
Section 4975 of the Code.

          3:1:18:2 Plan Termination; Material Liabilities.

There has been no termination of an "employee pension benefit plan" as defined in ERISA which is subject to Title IV of ERISA (a "Statutory Plan") or trust created under any Statutory Plan that would give rise to a material liability to the Pension Benefit Guaranty Corporation ("PBGC") on the part of ALBARA or Albara Subsidiary. To the best knowledge of ALBARA and Albara Subsidiary, all ALBARA statutory Plans intended to be tax-qualified under
Section 401(a) or 403(a) of the Code have complied in the past, both in form and operation, with every provision of the Code, regulation promulgated pursuant thereto, and every ruling, notice or announcement issued by the Internal Revenue Service necessary to maintain the qualified status of such Statutory Plans, except where non-compliance would not have a material adverse effect on ALBARA or Albara Subsidiary. No material liability to the PBGC has been or is expected to be incurred with respect to any Statutory Plan. The PBGC has not instituted proceedings to terminate any Statutory Plan. To the best knowledge of ALBARA and Albara Subsidiary, there exists no condition or set of circumstances which presents a material risk of termination or partial termination of any Statutory Plan by the PBGC.

          3:1:18:3 Accumulated Funding Deficiency.

Except as provided in Section 3:1:18:3 of the Disclosure Schedule, full payment has been made of all amounts which are required under the terms of each statutory plan, ERISA or other applicable laws to have been paid as contributions to such Statutory Plan, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Statutory Plan.

          3:1:18:4 Relationship of Benefits to Pension Plan Assets.

The current value of all accrued benefits, both vested and unvested, under all Statutory Plans does not exceed the current value of the assets of such Statutory Plans allocable to such accrued benefits, except as disclosed in the financial statements described in Section 3:1:18. For purposes of the representation in this Section 3:1:18:4, the term "current value" has the meaning specified in Section 4062(b)(1)(A) of ERISA, the term "accrued benefit" has the meaning specified in Section 3 of ERISA and "current value" is based upon the same actuarial assumptions used by ALBARA.

          3:1:18:5 Execution of Agreements.

The execution and delivery of this Agreement and the Transaction Documents, and the consummation of the transaction contemplated hereby will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code.

          3:1:18:6 Fiduciary Liability.

To the best of ALBARA or Albara Subsidiary's knowledge, there have been no acts, failures to act, omissions or transactions involving a Statutory Plan or the assets thereof which could result in imposition on ALBARA or Albara Subsidiary (whether direct or indirect) of material damages or liability in actions brought under Section 502 or Sections 404 through 409 of ERISA.

          3:1:18:7 Pending Claims.

To the best of ALBARA or Albara Subsidiary's knowledge, there are no claims, pending or overtly threatened, involving any of the Benefit Plans by any current or former employee (or beneficiary thereof) of ALBARA which allege any material violation of ERISA or the terms of the Benefit Plans, nor is there any reasonable basis to anticipate any such claims involving such Benefit Plans which would likely be successfully maintained against ALBARA or Albara Subsidiary.

          3:1:18:8 Multiemployer Plans.

Except as may be set forth in Schedule 3:1:18 of the Disclosure Schedule, neither ALBARA nor any trade or business (whether or not incorporated) which together with ALBARA or Albara Subsidiary would be deemed to be a "single employer" within the meaning of Section 400(b) of ERISA or Subsections 414(b), (c), (m) or (o) of the Code sponsors, maintains, or contributes to, or has at any time in the six year period proceeding the date of this Agreement sponsored, maintained or contributed to, any place (not exempt from the provisions of ERISA), including, but not limited to, any plan which is a "multiemployer plan" as such term is defined in Section 3(37) or 4001(a)(3) of ERISA.

          3:1:18:9 No Reportable Event.

To the best of ALBARA or Albara Subsidiary's knowledge, there has been no "reportable event" (within the meaning of Section 4043(b) of ERISA with respect to a Statutory Plan) or any "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975(c) of the Code) with respect to any of the Employee Plans. All reporting and disclosure requirements under Title I of ERISA have been met.

     3:1:19    No Undisclosed Defaults.

Except as set forth in Section 3:1:19 of the Disclosure Schedule, to the best knowledge of ALBARA or Albara Subsidiary, ALBARA or Albara Subsidiary is not in material default with respect to any obligation, agreement or covenant to be performed by it under any contract or arrangement of any kind, including, without limitation, those described in Section 3:1:19 of the Disclosure Schedule, which default would have a material adverse effect on ALBARA or Albara Subsidiary.

     3:1:20    Taxes and Returns.


          3:1:20:1 Except as set forth on Section 3:1:20 of the Disclosure Schedule,ALBARA has (i) filed all tax returns and reports required to be filed by it and (ii) paid all taxes, assessments and governmental charges and penalties which it has incurred and which have become due and payable, except such as are being or may be contested in good faith by appropriate proceedings or relate to the fiscal year ended December 31, 1998. Except as set forth on Section 3:1:20 of the Disclosure Schedule, ALBARA is not delinquent in the payment of any material tax, assessment or governmental charge, and no deficiencies for any taxes have been proposed, asserted, or formally assessed against ALBARA, and no requests for waivers of the time to assess any such tax are pending, the ALBARA Financials reflect an adequate accrual, based on the facts and circumstances existing as of the date hereof, for all material taxes payable by ALBARA (whether or not shown in any return) through the date thereof. Except as set forth in Section 3:1:20 of the Disclosure Schedule, all tax returns and taxes for periods after December 31, 1998 have or will be filed and paid by ALBARA on a timely basis, unless said taxes are being contested in good faith by appropriate proceedings.

     3:1:21    Compliance with Law.

Except as set forth in Section 3:1:21 or any other Section of the Disclosure Schedule, to the best knowledge of ALBARA and Albara Subsidiary, ALBARA and Albara Subsidiary is in compliance with and is not in violation of or in default with respect to, or in alleged violation of or alleged default with respect to: (a) any applicable law, rule, regulation or statute applicable to the operations of ALBARA or Albara Subsidiary, or (b) any order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court or any Government Entity to which ALBARA or Albara Subsidiary is a party or by which ALBARA or Albara Subsidiary is bound, which violation or default or alleged violation or default would materially and adversely affect the business, operations, affairs, prospects, properties, assets, profits or condition of ALBARA or Albara Subsidiary. To the best knowledge of ALBARA and Albara Subsidiary, ALBARA is not delinquent with respect to (a) any report required to be filed with any Governmental Entity or (b) the preparation and delivery of any reports required by private agreements to which ALBARA or Albara Subsidiary is a party, which delinquency might materially and adversely affect the business, operations, affairs, prospects,properties, assets, profits, conditions of ALBARA or Albara Subsidiary.

     3:1:22    Environmental Requirements and Health and Safety  Requirements.

To the best of ALBARA and Albara Subsidiary's knowledge, Section 3:1:22 of the Disclosure Schedule sets forth true, correct and complete copies of all material claims and complaints, or reports or other documents related to such Material claims or complaints, in the files of ALBARA made by or against ALBARA during the past three years pursuant to Environmental Requirements or Health or Safety Requirements (other than those documents which ALBARA has determined, in good faith and after consultation with counsel, should remain protected by the attorney-client privilege). At present, to the best of ALBARA's knowledge, none of the operations of ALBARA or Albara Subsidiary is subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a material violation of or a material liability under any Environmental Requirement or any Health and Safety Requirement, except as set forth in Section 3:1:22 of the Disclosure Schedule.

     3:1:23    Agreements, Contracts and Commitments.

Except as set forth in Section 3:1:23 of the Disclosure Schedule, ALBARA or Albara Subsidiary are not parties to (a) any collective bargaining agreement,
(b) any bonus, deferred compensation, pension, profit-sharing, or retirement plan or other arrangement, (c) any employment or other agreement, contract, or commitment requiring ALBARA or Albara Subsidiary to pay any employee more than $100,000 a year or any severance pay in excess of four weeks' salary,
(d) any agreement of guarantee or indemnification which involves, singly or together with other such agreements, a potential material liability, (e) any agreement, contract, or commitment which, to the best of the knowledge of ALBARA or Albara Subsidiary, might reasonably be expected to have a potential material adverse impact on the business, financial condition or earnings of ALBARA or Albara Subsidiary, (f) any agreement, contract, or commitment containing any covenant limiting the freedom of ALBARA or Albara Subsidiary to engage in any line of business in any area of the world or to compete with any person, (g) any agreement, contract, or commitment relating to capital expenditures and involving future payments which, together with future payments under all other agreements, contracts, or commitments relating to the same capital project, exceed $500,000, (h) any agreement, contract, or commitment (other than leases of real property) relating to the acquisition of assets or capital stock of any business enterprise, (i) any agreement, contract, or commitment which involves $500,000 or more, or which has a remaining term (including options of renewal or extension to the extent exercisable by a person other than ALBARA or Albara Subsidiary) of three years or more from the date hereof, or which is not cancelable without penalty of less than $25,000, or (j) any other agreement or contract which ALBARA or Albara Subsidiary would be required to file with the Securities and Exchange Commission
("SEC") as an exhibit were ALBARA or Albara Subsidiary to file with the SEC on the date hereof a registration statement on Form SB-1 or SB-2 covering securities to be offered by ALBARA or Albara Subsidiary to the public. To the best of the knowledge of ALBARA or Albara Subsidiary, neither party has not in any material respect breached, nor to the best of the knowledge of them is there any pending or threatened claim or any legal basis for a claim that they have breached, any of the terms or conditions of (1) any agreement contract or commitment set forth in any of the schedules heretofore delivered by ALBARA or Albara Subsidiary to LEAPFROG pursuant to this agreement or (2) any other agreement, contract or commitment, the breach or breaches of which singly or in the aggregate could result in the imposition of damages in an amount material to ALBARA or Albara Subsidiary.

     3:1:24    Intellectual Property

Section 3:1:24 of the Disclosure Schedule furnished by ALBARA to LEAPFROG correctly sets forth a list of all letters patent, patent applications, inventions upon which patent applications have not yet been filed, trade names, trademarks, trademark registrations and applications, copyrights, copyright registrations and applications, both domestic and foreign, presently owned, possessed, used or held by ALBARA and Albara Subsidiary. Unless otherwise indicated in such schedule, ALBARA and Albara Subsidiary own the entire right, title and interest in and to the same. Such schedule also correctly sets forth a list of all licenses granted/software sales to others by ALBARA and Albara Subsidiary. All letters patent, patent applications, trade names, trademarks, trademark registrations and applications, copyrights, copyright registrations, and applications, and grants of licenses set forth in such schedule are subject to no pending or, to the best of the knowledge of ALBARA and Albara Subsidiary threatened challenge except as set forth in said schedule, and neither the execution and delivery of this agreement or of the Articles of Share Exchange not the consummation of this agreement will give any licensor or licensee of ALBARA or Albara Subsidiary any right to change the terms or provisions of, or terminate or cancel, any license to which is a party. ALBARA and Albara Subsidiary have not agreed to indemnify any person for or against any infringement of any patent, trademark, or copyright except as shown on Section 3:1:24 of the Disclosure Schedule.

      3:1:25    Brokers' or Finders' Fees

Zenith Holdings Limited will be entitled to a consulting fee of thirty thousand (30,000) Shares in Albara. No additional agent, broker, person or firm acting on behalf of ALBARA or Albara Subsidiary or under its authority is or will be entitled to any commission, broker, finder, or financial advisory fees from any of the parties hereto in connection with any of the transactions contemplated herein.

                               ARTICLE IV

                   OBLIGATIONS PENDING EFFECTIVE DATE


4:1   Agreements of LEAPFROG.

LEAPFROG agrees that from the date hereof to and through the Effective Date, LEAPFROG will:

     4:1:1     Corporate Approvals.

Use its best efforts for the purpose of authorizing and obtaining the consent of the LEAPFROG Shareholders to this Agreement and the merger contemplated hereby.

     4:1:2     Maintenance of Present Business.

Except as contemplated by this Agreement, operate its business only in the usual, regular, and ordinary manner so as to maintain the goodwill it now enjoys and, to the extent consistent with such operation, use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationship with all material customers, suppliers, jobbers, distributors, and others having business dealings with it. If LEAPFROG proposes to secure a waiver of this covenant from ALBARA with respect to a particular transaction, LEAPFROG shall be deemed in compliance with this covenant if the President of ALBARA or his successor does not deliver to LEAPFROG his objection in writing to any action described in such waiver request within 72 hours of receiving notice of such waiver request from LEAPFROG.

     4:1:3     Maintenance of Properties.

At its expense, maintain all of its property and assets in customary (for LEAPFROG) repair, order, and condition, reasonable wear and use and damage by fire or unavoidable casualty excepted.

     4:1:4     Maintenance of Books and Records.

Maintain its books of account and records in the usual, regular, and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis.

     4:1:5     Compliance with Law.

Continue to conduct its activities in a manner consistent with its current understanding of the laws applicable to it, unless and until it receives written notice from a Governmental Entity that it is not in compliance with a particular law or laws, at which time LEAPFROG will modify its conduct to comply with such law or laws.

     4:1:6     Inspection.

Allow ALBARA and Albara Subsidiary, and their directors, officers and authorized representatives, during normal business hours, to inspect its records and to consult with its officers, employees, attorneys, and agents for the purpose of determining the accuracy of the representations and warranties made, and the compliance with covenants contained, in this Agreement. ALBARA and Albara Subsidiary agree that they and their officers and representatives shall hold all data and information obtained with respect to the other parties hereto in strict confidence, and each further agrees that it will not use such data or information or disclose the same to others, except to the extent such date or information either is, or becomes, published or a matter of public knowledge.

ALBARA, Albara Subsidiary and LEAPFROG agree that they will not issue any press release or other disclosure of this Agreement without the prior approval of the other, which shall not be unreasonably withheld, unless, in the good faith opinion of counsel, such disclosure is required by law and time does not permit the obtaining of such consent, or such consent is withheld.

In the event of a breach or threatened breach by ALBARA or Albara Subsidiary or their officers or representatives of the provision of this Section, LEAPFROG shall be entitled, in addition to any other available remedy, to an injunction restraining any disclosure by ALBARA, Albara Subsidiary or their officers or representatives of any of such confidential information.

     4:1:7     Prohibition of Certain Contracts.

Not enter into any contracts outside of the ordinary course of business without the prior written consent of ALBARA, which consent will not be unreasonably withheld. If LEAPFROG proposes to secure a waiver of this covenant from ALBARA with respect to a particular transaction, LEAPFROG shall be deemed in compliance with this covenant if the President of ALBARA or his successor does not deliver to LEAPFROG his objection in writing to any action described in such waiver request within 72 hours of receiving notice of such waiver request from LEAPFROG.

     4:1:8 Prohibition of Loans.

Not incur any borrowings, except in the usual and ordinary course of business, without the prior written consent of ALBARA, which consent will not be unreasonably withheld.

     4:1:9 Prohibition of Certain Commitments.

Not enter into a commitment for expenditures or incur any liability exceeding $25,000, in the aggregate, except (i) as may be necessary or desirable for the maintenance of existing facilities, machinery and equipment in the ordinary course of business or in connection with measures taken to effect the Merger, as described herein, (ii) as in otherwise consented to in writing by ALBARA, or (iii) as may otherwise be in the ordinary course of business.

     4:1:10    Disposal of Assets.

The company shall not sell, dispose of, or encumber, any property or assets, except (i) in the usual and ordinary course of business; or (ii) as is otherwise consented to in writing by ALBARA or authorized hereunder.

     4:1:11    Maintenance of Insurance.

Keep in full force and effect present insurance policies or other comparable coverage on all its properties.

     4:1:12    No Amendment to Articles of Incorporation.

Not amend its certificate of incorporation or merge or consolidate with or into any other corporation or change in any manner the rights of its capital stock or the character of its business.

     4:1:13    No Issuance, Sale, or Purchase of Securities.

Except as contemplated by this Agreement, not issue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue or sell (upon conversion or otherwise), any shares of its capital stock, or subdivide or in any way reclassify any shares of its capital stock, or acquire, or agree to acquire, any shares of its capital stock.

     4:1:14    Prohibition of Dividends.

Not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof.

     4:1:15    Notice of Material Developments.

Promptly notify ALBARA in writing of any material adverse change in, or any changes which in the aggregate would likely result in a material adverse change in, the business, properties, condition(financial or otherwise) or results of operations of LEAPFROG, whether or not occurring in the usual and ordinary course of its business, but only to the extent LEAPFROG has actual knowledge of any such changes.

4:2  Agreements of ALBARA and Albara Subsidiary.

Each of ALBARA and Albara Subsidiary agrees that from the date hereof to the Effective Date, it will:

     4:2:1     Corporate Approvals.

Call and hold a meeting of its shareholders to approve the Transaction contemplated herein, and its board of directors for the purpose of authorizing and obtaining the consent of ALBARA as sole stockholder of Albara Subsidiary to this Agreement and the merger contemplated hereby.

     4:2:2     Maintenance of Present Business.

Except as contemplated by this Agreement, operate its business and the businesses of its subsidiaries only in the usual, regular, and ordinary manner so as to maintain the goodwill they now enjoy and, to the extent consistent with such operation, use all reasonable efforts to preserve intact their present business organization, keep available the services of their present officers and employees, and preserve their relationships with customers, suppliers, jobbers, distributors, and others having business dealings with them.

     4:2:3     Maintenance of Books and Records.

Maintain the books of account and records of ALBARA and each of its subsidiaries in the usual, regular, and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis.

     4:2:4     Compliance with Law.

Continue, and cause its subsidiaries to continue, to conduct its and their activities in a manner consistent with ALBARA's current understanding of the laws applicable to said entities, unless and until ALBARA receives written notice from a Government Entity that said entities are not in compliance with a particular law or laws, at which time ALBARA will cause said entity or entities to comply with such law or laws.

     4:2:5     Inspection.

Allow LEAPFROG and its directors officers and authorized representatives, during normal business hours, to inspect its and each of its subsidiaries' records and to consult with its and each of its subsidiaries' officers, employees, attorneys, and agents for the purpose of determining the accuracy of the representations and warranties made, and the compliance with covenants contained, in this Agreement. LEAPFROG agrees that it and its officers and representatives shall hold all data and information obtained with respect to the other parties hereto in strict confidence, and each further agrees that it will not use such data or information or disclose the same to others, except to the extent such data or information either is, or becomes, published or a matter of public knowledge. In the event of a breach or threatened breach by LEAPFROG or its officers or representatives of the provisions of this Section, ALBARA and Albara Subsidiary shall be entitled, in addition to any other available remedy, to an injunction restraining any disclosure by LEAPFROG or its officers or representatives of any of such confidential information.

     4:2:6     Prohibition of Certain Contracts.

Give prompt written notice to LEAPFROG of any material contracts of ALBARA or any of its subsidiaries, except those entered into in the ordinary course of business. In any event, ALBARA shall promptly give written notice to LEAPFROG of any stock or asset acquisition by ALBARA or any of its subsidiaries.

     4:2:7     Prohibition of Loans.

Give prompt written notice to LEAPFROG of any borrowings of ALBARA or any of its subsidiaries, except those made in the usual and ordinary course of business.

     4:2:8     Disposal of Assets.

Give prompt written notice to LEAPFROG of any sale, disposal of, or Encumbrance on, any property or assets of ALBARA or any of its subsidiaries, except in the usual and ordinary course of business.

     4:2:9     Maintenance of Insurance.

Keep in full force and effect present insurance policies or other comparable coverage on all of the assets of ALBARA and all of its subsidiaries.

     4:2:10    No Amendments to Articles of Incorporation.

Not amend its Articles of Incorporation, or merge into any other corporation.

     4:2:11    Notice of Material Developments.

Promptly notify LEAPFROG in writing of any material adverse change in, or any changes which in the aggregate would likely result in a material adverse change in, the business, properties, condition (financial or otherwise), results of operations or prospects of ALBARA or any of its subsidiaries, whether or not occurring in the usual and ordinary course of business, but only to the extent ALBARA or any of such subsidiaries has actual knowledge of any such changes.

     4:2:12    Performance of Contracts.

Perform and/or cause to be performed all material obligations of ALBARA or any of its subsidiaries under agreements relating to or affecting their respective assets, properties or rights.

                                ARTICLE V

                   ADDITIONAL COVENANTS OF THE PARTIES

5:1  Filings and Consents.

As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the LEAPFROG Merger and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal
Requirement or Contract, or otherwise) by such party in connection with the LEAPFROG Merger and the other transactions contemplated by this Agreement, other than those Consents identified on Section 2.25 of the Disclosure Schedule. LEAPFROG shall (upon request) promptly deliver to ALBARA a copy of each such filing made, each such notice given and each such Consent obtained by LEAPFROG during the Pre-Closing Period.


5:2  Public Announcements.

After the date hereof, (a) LEAPFROG shall not (and LEAPFROG shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without ALBARA's prior written consent, and (b) ALBARA will use reasonable efforts to consult with LEAPFROG prior to issuing any press release or making any public statement regarding the Merger.

5:3  Best Efforts.

During the Pre-Closing Period, ALBARA, Albara Subsidiary and LEAPFROG shall use their best efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis.

5:4  Employment and Consulting Agreements.

At or prior to the Closing, Provencher, Randolph Tucker, Dale Grogan and Jim Grebey shall execute and deliver employment and/or consulting agreements in the forms attached hereto at Appendix V (the "Employment Agreements").

5:5  FIRPTA Matters.

At the Closing, (a) LEAPFROG shall deliver to ALBARA a statement (in such form as may be reasonably requested by counsel to ALBARA) conforming to the requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasury Regulations, and (b) LEAPFROG shall deliver to the IRS the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

5:6  Investment Representation Letter.

At the Closing, each of the LEAPFROG Shareholders shall execute and deliver to LEAPFROG an investment representation letter in the form attached hereto at Appendix VI (an "Investment Representation Letter").

                                ARTICLE VI

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF
                 ALBARA, ALBARA SUBSIDIARY AND LEAPFROG

The obligations of ALBARA, Albara Subsidiary and LEAPFROG to effect the LEAPFROG Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

6:1  Accuracy of Representations.

Each of the representations and warranties made by ALBARA, Albara Subsidiary and LEAPFROG in this Agreement and in each of the Transaction Documents and instruments delivered to ALBARA, Albara Subsidiary and LEAPFROG in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any Material Adverse Effect or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties), and shall be accurate in all material respects as of the Closing Date as if made at the Closing Date (without giving effect to any update to the Disclosure Schedule, and without giving effect to any Material Adverse Effect or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties).

6:2  Performance of Covenants.

All of the covenants and obligations that ALBARA, Albara Subsidiary and LEAPFROG are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

6:3  Consents.

All Consents required to be obtained in connection with the LEAPFROG Merger and the other transactions contemplated by this Agreement (other than the Consents identified in Part 2.25 of the Disclosure Schedule) shall have been obtained and shall be in full force and effect.

6:4  Agreements and Documents.

ALBARA and LEAPFROG shall have received the following agreements and documents, each of which will be in full force and effect as of the Effective
Date:

     (i)    Articles of Merger
     (ii) a "Bleed-Out" Letter executed by Provencher, a copy of which is attached hereto as Appendix II;
     (iii) a Registration Rights Agreement executed between ALBARA and Provencher, a copy of which is attached hereto as Appendix III;

     (iv)   a Disclosure Schedule executed by ALBARA and LEAPFROG;
     (v) Employment Agreements executed by Randolph Tucker, Dale Grogan and an extension of Jim Grebey's existing contract; and a Consulting and Warrant Agreement executed between ALBARA and Provencher;
     (vi) Investment Representation Letters executed by each of the LEAPFROG Shareholders;
     (vii) Legal Opinions of Nadeau & Simmons, P.C. and Haynes and Boone, LLP, dated as of the Closing Date, outstanding in the forms attached hereto at Appendix VIII;
     (viii) a certificate executed by both parties and containing the representation and warranty of each party that each of the representations and warranties set forth in Section 2 and 3 is accurate in all respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Section 6 have been duly satisfied (the "Closing Certificate"); and
     (ix) written resignations of all officers and directors of ALBARA, effective as of the Effective Date.
     (x) The options for LHLP and LGIC shall represent on a fully diluted basis no more than 15% of the common stock of each such subsidiary of LEAPFROG.

6:5  FIRPTA Compliance.

LEAPFROG shall have filed with the IRS the notification referred to in Section 5.5(b).

6:6  No Restraints.

No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the LEAPFROG Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the LEAPFROG Merger that makes consummation of the LEAPFROG Merger illegal.

6:7  No Legal Proceedings.

No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the LEAPFROG Merger or seeking to prohibit or limit the exercise by ALBARA of any material right pertaining to its ownership of the assets of LEAPFROG.

6:8  Employees.

No more than one of the individuals identified on Appendix X shall have ceased to be employed by, or expressed an intention to terminate their employment with, LEAPFROG.

                               ARTICLE VII

                               TERMINATION


7:1   Termination Events.

This Agreement may be terminated prior to the Closing:

(a) by ALBARA if ALBARA reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of ALBARA to comply with or perform any covenant or obligation of ALBARA set forth in this Agreement);

(b) by LEAPFROG if LEAPFROG reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of LEAPFROG to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to ALBARA);

(c) by ALBARA at or after the Scheduled Closing Time if any condition set forth in Section 6 has not been satisfied by the Scheduled Closing Time;

(d) by LEAPFROG at or after the Scheduled Closing Time if any condition set forth in Section 6 has not been satisfied by the Scheduled Closing Time;

(e) by ALBARA if the Closing has not taken place on or before December 31, 1999 (other than as a result of any failure on the part of ALBARA to comply with or perform any covenant or obligation of ALBARA set forth in this Agreement);

(f) by LEAPFROG if the Closing has not taken place on or before December 31, 1999 (other than as a result of the failure on the part of LEAPFROG to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to ALBARA); or

(g)  by the mutual consent of ALBARA and LEAPFROG.


7:2  Termination Procedures.

If ALBARA wishes to terminate this Agreement pursuant to Section 7:1(a),
Section 7:1(c) or Section 7:1(e), ALBARA shall deliver to LEAPFROG a written notice stating that ALBARA is terminating this Agreement and setting forth a brief description of the basis on which ALBARA is terminating this Agreement. If LEAPFROG wishes to terminate this Agreement pursuant to Section 7:1(b),

Section 7:1(d) or Section 7:1(f), LEAPFROG shall deliver to ALBARA a written notice stating that LEAPFROG is terminating this Agreement and setting forth a brief description of the basis on which LEAPFROG is terminating this Agreement.

7:3  Effect of Termination.

If this Agreement is terminated pursuant to Section 7:1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) neither LEAPFROG nor ALBARA shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 9; and (c) ALBARA and LEAPFROG shall, in all events, remain bound by and continue to be subject to Section 5:2.

                              ARTICLE VIII

                          INDEMNIFICATION, ETC.


8:1  Survival of Representations, Etc.

(a) The representations and warranties made by ALBARA, Albara Subsidiary and LEAPFROG (including the representations and warranties set forth in Sections 2 and 3, shall survive the Effective Date for a period of one (1) year, provided, however, that if, at any time prior to the first anniversary of the Closing Date, any Indemnitee (acting in good faith) delivers to either party a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by either party (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under
Section 8.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the first anniversary of the Closing until such time as such claim is fully and finally resolved. Notwithstanding the foregoing, the representations and warranties set forth in Section 2.14 shall survive until the expiration of the applicable statutes of limitations, including extensions thereof.

(b) The representations, warranties, covenants and obligations of ALBARA, Albara Subsidiary and LEAPFROG, and the rights and remedies that may be exercised by either party, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of either party or any of their Representatives.

(c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by ALBARA, Albara Subsidiary or LEAPFROG in this Agreement.

8:2  Cross Indemnification.

From and after the Effective Time (but subject to Section 8.1(a)), ALBARA and the Albara Subsidiary and Leapfrog shall hold harmless and indemnify each other from and against, and shall compensate and reimburse the other party for, any Damages which are directly or indirectly suffered or incurred by either party or to which either party may otherwise become subject
(regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Sections 2 or 3 (without giving effect to any Material Adverse Effect or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, but giving effect to any update to the Disclosure Schedule delivered by ALBARA and LEAPFROG prior to the Closing); (ii) any breach of any covenant or obligation of ALBARA, Albara Subsidiary or LEAPFROG (including the covenants set forth in Sections 4 and 5); or (iii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 8).

8:3  Threshold; Ceiling.

(a) ALBARA, Albara Subsidiary or LEAPFROG shall not be required to make any indemnification payment pursuant to Section 8.2(a) for any inaccuracy in or breach of any of their representations and warranties set forth in Sections 2 and 3 until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by the other party, exceeds $100,000 in the aggregate. (If the total amount of such Damages exceeds $100,000, then the Indemnitee shall be entitled to be indemnified against and compensated and reimbursed for all of such Damages, including claims for Damages included in the initial $100,000.

8:4  Satisfaction of Indemnification Claim.

In the event either party had any liability (for indemnification or otherwise) to the other party under this Section 8, the indemnifying party shall satisfy such liability first, by delivering to such Indemnitee the number of shares of Albara determined by dividing (a) the aggregate dollar amount of such liability by (b) the average closing price of Albara as reported for the ten trading days preceding the date such liability is satisfied, and second, to the extent shares of Albara are not available to satisfy in full such liability, then such difference in cash.

8:5  No Contribution.

ALBARA, Albara Subsidiary and LEAPFROG waive, acknowledge and agree that they shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against each other in connection with any third party indemnification obligation or any other liability to which either party may become subject under or in connection with this Agreement.

8:6  Interest.

Any party who is required to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 8 with respect to any Damages shall also be liable to such Indemnitee for interest on the amount of such Damages (for the period commencing as of the date on which indemnifying party first received notice of a claim for recovery by such Indemnitee and ending on the date on which the liability of such indemnifying party to such Indemnitee is fully satisfied by such indemnifying party) at a floating rate equal to the rate of interest publicly announced by Bank of America, N.T. & S.A. from time to time as its prime, base or reference rate.


8:7  Defense of Third Party Claims.

In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against ALBARA, Albara Subsidiary or LEAPFROG) with respect to which either party may become obligated to hold harmless, indemnify, compensate or reimburse any third party Indemnitee pursuant to this Section 8, such party shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own.

                               ARTICLE IX

                       MISCELLANEOUS PROVISIONS


9:1   Further Assurances.

Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.


9:2   Fees and Expenses.

If the LEAPFROG Merger is not consummated for any reason whatsoever, each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) ("Fees and Expenses") that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement. If the LEAPFROG Merger is consummated, LEAPFROG shall pay all Fees and Expenses of ALBARA.


9:3   Attorneys' Fees.

If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).


9:4   Notices.

All notices and other communications required or permitted under this Agreement and the transactions contemplated hereby shall be in writing and shall be deemed to have been duly given, made and received on the date when delivered by hand delivery with receipt acknowledged, or upon the next
Business Day following receipt of facsimile transmission, or upon the fifth day after deposit in the United States mail, registered or certified with postage prepaid, return receipt requested, addressed as set forth below:

(a)  If to ALBARA:
                    610 South Frazier
                    Conroe, Texas 77301
     Attention:     Real Provencher
     Telephone:     409-539-2992
     Facsimile:     409-539-4141
     with a copy (not constituting notice) to:

                    Haynes and Boone, LLP
                    1000 Louisiana, Suite 4300
                    Houston, TX 77002

     Attention:     Charles D. Powell, Esq.
     Telephone:     713-547-2052
                    Facsimile:     713-236-5513

(b)  If to LEAPFROG:

                    545 Delaney Avenue, Bldg. 2
                    Orlando, FL 32801

     Attention:     Dale Grogan
     Telephone:     407-872-1161
     Facsimile:     407-872-0508

     with a copy (not constituting notice) to:

                    Nadeau & Simmons, P.C.
                    1250 Turks Head Building
                    Providence, RI 02903
                    Attention:     Mark T. Thatcher
     Telephone:     (401) 272-5800
     Facsimile:     (401) 272-5858

     and

                    Brennan Dyer & Company, LLC
                    735 Broad Street, Suite 800
                    Chattanooga, TN 37402
                    Attention:     James H. Brennan, III
     Telephone:     (423) 265-5062
     Facsimile:     (423) 265-5068

9:5  Confidentiality.

Without limiting the generality of anything contained in Section 5.2, on and at all times after the Closing Date, each party shall keep confidential, and shall not use or disclose to any other Person, any non-public document or other non-public information in such party's possession that relates to the business of LEAPFROG or ALBARA.

9:6  Time of the Essence.

Time is of the essence of this Agreement.

9:7  Headings.

The bolded headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

9:8  Counterparts.

This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

9:9   Governing Law.

This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Colorado and Florida (without giving effect to principles of conflicts of laws).

9:10  Successors and Assigns.

The rights and obligations of ALBARA, Albara Subsidiary or LEAPFROG may not be assigned without the prior written consent of both parties. Subject to the foregoing, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

9:11 Remedies Cumulative; Specific Performance.

The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.


9:12  Waiver.

(a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.


9:13  Amendments.

This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.


9:14  Severability.

In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.


9:15 Entire Agreement.

This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

9:16  Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

(d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Appendix" are intended to refer to Sections of this Agreement and Appendices to this Agreement.

IN WITNESS WHEREOF, ALBARA, Albara Subsidiary and LEAPFROG have signed this Agreement as of the date first written above.


     ALBARA CORPORATION
     a Colorado Corporation

     /s/ Real Provencher

     By:  _____________________________________
          Real Provencher, Chief Executive Officer


     LEAPFROG SMART PRODUCTS, INC.
     a Florida Corporation

     /s/ Dale Grogan

     By:  _____________________________________
          Dale Grogan, President


     LEAPFROG MERGER, INC.
     a Florida Corporation

     /s/ Real Provencher

     By:  _____________________________________
          Real Provencher, President

                             Exhibit A
                        CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

"Acquisition Transaction" means any transaction involving:
     (a) the sale, license, disposition or acquisition of all or a material portion of Albara or Leapfrog's business or assets;
     (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of Albara or Leapfrog, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of Albara or Leapfrog, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of Albara or Leapfrog; or
     (c) any merger, consolidation, business combination, reorganization or similar transaction involving Albara or Leapfrog.

"Affiliate" means, with respect to any specified Person, any other Person in which the specified Person has a direct or indirect interest (except through ownership of less than 5% of the outstanding shares of any entity whose securities are listed on a national securities exchange or traded in the national over-the-counter market).

"Agreement" shall have the meaning specified in the preamble to the Agreement.

"Albara" shall have the meaning specified in the preamble to the Agreement.

"Albara Common Stock" shall have the meaning specified in Section 1:7:2(i) of the Agreement.

"Albara SEC Documents" shall have the meaning specified in Section 3:1:5(a) of the Agreement.

"Balance Sheet" shall have the meaning specified in Section 2:1:7 of the Agreement.

"Business Day" means a day, other than a Saturday or a Sunday, or a federal holiday upon which offices of the federal government are not open for business.

"Closing" and "Closing Date" shall have the meanings specified in Section 1:1:3 of the Agreement.

"Code" shall have the meaning specified in the recitals to the Agreement.

"Leapfrog" shall have the meaning specified in the preamble to the Agreement.

"Leapfrog Common Stock" shall have the meaning specified in the recitals to the Agreement.

"Leapfrog Contract" means any Contract:  (a) to which Leapfrog is a party;
(b) by which Leapfrog or any of its assets is or may become bound or under which Leapfrog has, or may become subject to, any obligation; or (c) under which Leapfrog has or may acquire any right or interest.

"Leapfrog Financials" shall have the meaning specified in Section 2:1:7 of the Agreement.

"Leapfrog Proprietary Asset" means any Proprietary Asset owned by or licensed to Leapfrog or otherwise used by Leapfrog.

"Leapfrog Returns" shall have the meaning specified in Section 2:1:7 of the Agreement.

"Leapfrog Stock Certificate" shall have the meaning specified in Section 1:8 of the Agreement.

"Consent" means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

"Contract" means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

"Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

"Disclosure Schedule" means the schedule (dated as of the date of the Agreement) delivered to Albara on behalf of Leapfrog and the Stockholders.

"Effective Date" shall have the meaning specified in Section 1:1:3 of the Agreement.

"Employment Agreements" shall have the meaning specified in Section 2:1:9:7 of the Agreement.

"Encumbrance" means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

"Entity" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, Leapfrog (including any limited liability Leapfrog or joint stock Leapfrog), firm or other enterprise, association, organization or entity.

"Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

"ERISA" shall have the meaning specified in Section 2:1:19 of the Agreement.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Fees and Expenses" shall have the meaning specified in Section 9:2 of the Agreement.

"First Anniversary" shall have the meaning specified in Section 8:1 of the Agreement.

"GAAP" means generally accepted accounting principles.

"Governmental Authorization" means any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

"Governmental Body" means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;
(b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

"Indemnitees" means the following Persons:  (a) Albara or Leapfrog;
(b) Albara or Leapfrog's current and future affiliates; (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; provided, however, that the Stockholders shall not be deemed to be "Indemnitees."

"Investment Representation Letter" shall have the meaning specified in Section 5.6 of the Agreement.

"IRS" means the Internal Revenue Service.

"Legal Proceeding" means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

"Legal Requirement" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

"Material Adverse Effect" means a violation or other matter will be deemed to have a "Material Adverse Effect" on Leapfrog if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on Leapfrog's business, condition, assets, liabilities, operations, financial performance or prospects.

"Material Contracts" shall have the meaning specified in Section
2:1:9:9 of the Agreement.

"Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.

"Merger" shall have the meaning specified in the recitals to the Agreement.

"Person" means any individual, Entity or Governmental Body.

"Pre-Closing Period" shall have the meaning specified in Section 5:1 of the Agreement.

"Proprietary Asset" means any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, client list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

"Registration Statement" shall have the meaning specified in Section 3:1:5 of the Agreement.

"Related Party" means: (i) the Stockholders; (ii) each individual who is, or who has at any time since October 15, 1997 been, an officer of Leapfrog; (iii) each member of the immediate family of each of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other entity (other than Leapfrog) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest).

"Representatives" means officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

"Scheduled Closing Time" shall have the meaning specified in Section 7:1(c) of the Agreement.

"SEC" means the United States Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended.

"Shares" shall have the meaning specified in Section 1:6:1 of the Agreement.

"Stockholders" shall have the meaning specified in the preamble to the Agreement.

"Tax" means any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

"Tax Return" means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                      AGREEMENT AND PLAN OF MERGER
                           AND REORGANIZATION

                                 among:

                          Albara Corporation,
                        a Colorado corporation;

                    Leapfrog Smart Products, Inc.,
                         a Florida corporation;

                      ___________________________

                      Dated as of October 22, 1999
                      ___________________________

                                EXHIBITS


Exhibit   Document

(I)       Articles of Merger

(II)      a "Bleed-Out" Letter to be executed by Provencher; at closing

(III) a Registration Rights Agreement to be executed between Albara and Provencher; at closing

(IV)      a Disclosure Schedule to be executed by Albara and Leapfrog;
          at closing

(V)       Employment Agreements to be executed by Randolph Tucker,
          Dale Grogan and an extension of Jim Grebey's existing contract; at closing and a Consulting Agreement and Warrant to be executed between Albara and Provencher; at closing

(VI) Investment Representation Letters to be executed by each of the LEAPFROG Shareholders; at closing

(VII)     Legal Opinions of Nadeau & Simmons, P.C. and Hayes and
          Boone, LLP dated as of the Closing Date, substantially in the forms attached hereto at Exhibit I;

                             Table of Contents


SECTION 1.  Description of Transaction                 1
1.1  Merger of Leapfrog into Albara                    1
1.2  Effect of the Merger                              1
1.3  Closing; Effective Time                           1
1.4  Conversion of Shares                              2
1.5  Piggy Back Registration Rights                    4
1.6  Closing of Leapfrog's Transfer Books              5
1.7  Exchange of Certificates                          6
1.8  Stockholder Approval; Dissenting Shares           7
1.10 Tax Consequences                                  7
1.11 Accounting Treatment                              7
1.12 Further Action                                    7

SECTION 2.  Representations and Warranties of Leapfrog 7
2.1  Due Organization; Good Standing; No Subsidiaries  7
2.2  Certificate of Incorporation and Bylaws; Records  8
2.3  Capitalization; Title to Shares                   8
2.4  Financial Statements                              8
2.5  Absence of Changes                                9
2.6  Title to Assets                                   10
2.7  Bank Accounts; Receivables                        11
2.8  Equipment; Leasehold                              11
2.9  Proprietary Assets                                11
2.10 Contracts                                         13
2.11 Liabilities                                       15
2.12 Compliance with Legal Requirements                15
2.13 Governmental Authorizations                       15
2.14 Tax Matters                                       15
2.15 Employee and Labor Matters; Benefit Plans         16
2.16 Environmental Matters                             18
2.17 Insurance                                         18
2.18 Related Party Transactions                        19
2.19 Legal Proceedings; Orders                         19
2.20 Clients                                           19
2.21 Material Relationships                            20
2.22 Sales Policies; Warranties                        20
2.23 Brokers and Finders                               20
2.24 Authority; Binding Nature of Agreement            20
2.25 Non-Contravention; Consents                       20

2.26 Database Backup                                   21
2.27 Full Disclosure                                   21

SECTION 3. Representations and Warranties of Albara    21
3.1  SEC Filings; Financial Statements                 21
3.2  Authority; Binding Nature of Agreement            22
3.3    Valid Issuance                                  22

SECTION 4. Certain Covenants of Leapfrog and the
           Stockholders                                22
4.1  Access and Investigation                          22
4.2  Operation of Leapfrog's Business                  22
4.3  Notification; Updates to Disclosure Schedule      24
4.4  No Negotiation                                    25

SECTION 5.  Additional Covenants of the Parties        25
5.1  Filings and Consents                              25
5.2  Public Announcements                              25
5.3  Best Efforts                                      26
5.4  Employment and Noncompetition Agreements          26
5.5  FIRPTA Matters                                    26
5.6  Release                                           26
5.7  Investment Representation Letter                  26
5.8  Proprietary Information Agreement                 26

SECTION 6.  Conditions Precedent to Obligations
            of Albara                                  27
6.1  Accuracy of Representations                       27
6.2  Performance of Covenants                          27
6.3  Consents                                          27
6.4  Agreements and Documents                          27
6.5  FIRPTA Compliance                                 28
6.6  No Restraints                                     28
6.7  No Legal Proceedings                              28
6.8  Employees                                         28
6.9  Stockholder Approval                              28


SECTION 7.  Termination                                29
7.1  Termination Events                                29
7.2  Termination Procedures                            30
7.3  Effect of Termination                             30
7.4  Termination Fee                                   30

SECTION 8.  Indemnification, Etc.                      30
8.1  Survival of Representations, Etc.                 30
8.2  Indemnification by Principal Stockholders         31
8.3  Threshold; Ceiling                                31
8.4  Satisfaction of Indemnification Claim             32
8.5  No Contribution                                   32
8.6  Interest                                          32
8.7  Defense of Third Party Claims                     32
8.8  Exercise of Remedies by Indemnitees
     Other Than Albara                                 33


SECTION 9. Miscellaneous Provisions                    33
9.1  Stockholders' Agent                               33
9.2  Further Assurances                                33
9.3  Fees and Expenses                                 33
9.4  Attorneys' Fees                                   33
9.5  Notices                                           34
9.6  Confidentiality                                   35
9.7  Time of the Essence                               35
9.8  Headings                                          35
9.9  Counterparts                                      35
9.10 Governing Law                                     35
9.11 Successors and Assigns                            35
9.12 Remedies Cumulative; Specific Performance         35
9.13 Waiver                                            36
9.14 Amendments                                        36
9.15 Severability                                      36
9.16 Entire Agreement                                  36
9.17 Construction                                      36